Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRANSPORT CORPORATION OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1386925
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1715 Yankee Doodle Road, Eagan, Minnesota 55121
(Address of principal executive offices, including zip code)

TRANSPORT CORPORATION OF AMERICA, INC.
1995 STOCK PLAN
(Full title of the plan)

Michael J. Paxton	Copy to:
President and Chief Executive Officer	John R. Houston, Esq.
Transport Corporation of America, Inc.	Robins, Kaplan, Miller & Ciresi L.L.P.
1715 Yankee Doodle Road	2800 LaSalle Plaza
Eagan, Minnesota 55121	800 LaSalle Avenue
Minneapolis, Minnesota 55402
(Name and address of agent for service)	(612) 349-8500

(651) 686-2500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE

Common Stock,
$.01 par value	325,000 shares	$7.00	$2,275,000	$210.00

(1)     350,000 shares were registered on Form S-8 (No. 33-96576) on September 6, 1995 and 325,000 shares are being registered herewith.

(2)     Pursuant to Rules 457(c) and 457(h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on June 4, 2002 as reported on The Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT

           A Registration Statement on Form S-8 (File No. 33-96576) was filed with the Securities and Exchange Commission (the “Commission”) on September 6, 1995 covering the registration of 350,000 shares initially authorized for issuance under the Company’s 1995 Stock Plan (the “Plan”). Pursuant to General Instruction E of Form S-8 this Registration Statement is being filed to register an additional 325,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 325,000 was authorized by the Company’s Board of Directors on July 17, 2001 and such amendment was approved by the Company’s shareholders on May 28, 2002. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. Pursuant to General Instruction E of Form S-8, the contents of the prior Registration Statement on Form S-8 is incorporated herein by reference.

Item 8. Exhibits.

           The following exhibits are filed with this Registration Statement on Form S-8:

Exhibit Number	Description

5.1	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the Common Stock of the Company (filed electronically herewith).

23.1	Consent of KPMG LLP (filed electronically herewith).

23.2	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	The Registrant’s 1995 Stock Plan, as amended (incorporated by reference from the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002).

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota on June 6, 2002.

TRANSPORT CORPORATION OF AMERICA, INC.

By: /s/ Michael J. Paxton
Michael J. Paxton
President and Chief Executive Officer

POWER OF ATTORNEY

           We, the undersigned officers and directors of Transport Corporation of America, Inc. hereby constitute and appoint Michael J. Paxton and Keith R. Klein, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Michael J. Paxton	President and Chief Executive Officer	June 6, 2002
Michael J. Paxton	(Principal Executive Officer) and Director

/s/ Keith R. Klein	Chief Financial Officer and Chief	June 6, 2002
Keith R. Klein	Information Officer (Principal Financial
and Accounting Officer)

/s/ Anton J. Christianson	Director	June 6, 2002
Anton J. Christianson

/s/ William P. Murnane	Director	June 6, 2002
William P. Murnane

/s/ Kenneth J. Roering	Director	June 6, 2002
Kenneth J. Roering

/s/ William D. Slattery	Director	June 6, 2002
William D. Slattery